UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2017 (January 30, 2017)

NEW RESIDENTIAL INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 479-3150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 30, 2017, New Residential Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, FIG LLC, the Company’s manager (the “Manager”), Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives of the several underwriters named therein  (collectively, the “Underwriters”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Company agreed to sell to the Underwriters an aggregate of 56,545,787 shares of the Company’s common stock , including 7,375,537 shares pursuant to the Underwriters’ exercise of their option to purchase additional shares in full, at a price of $15.00 per share. The shares of common stock are being sold pursuant to a prospectus supplement, dated January 30, 2017, and related prospectus, dated August 10, 2016, each filed with the Securities and Exchange Commission, relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-213058).

The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company is unable to provide the required indemnification, the Company has agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing. The offering is expected to close on February 3, 2017, subject to the conditions stated in the Underwriting Agreement.

Certain of the Underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, our subsidiaries and our affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. A portion of the net proceeds from the sale of common stock in the offering is expected to be used to fund a portion of the purchase price of approximately $97 billion unpaid principal balance of conventional mortgage servicing rights from CitiMortgage, Inc., an affiliate of one of the Underwriters. Additionally, certain of the Underwriters and their affiliates may sell assets to us from time to time.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1
Underwriting Agreement, dated January 30, 2017, among New Residential Investment Corp., FIG LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and  Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Treasurer

Date: February 3, 2017

NEW RESIDENTIAL INVESTMENT CORP.

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated January 30, 2017, among New Residential Investment Corp., FIG LLC, Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC  and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)